EXHIBIT 10.19.11

WAIVER TO

AMENDED AND RESTATED CREDIT AGREEMENT

WAIVER, dated as of February 25, 2005 (this “Waiver”), in respect of the Amended and Restated Credit Agreement, dated as of April 30, 2004 (as amended, waived, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among THE DOE RUN RESOURCES CORPORATION, a New York corporation (the “Borrower”), the financial institutions from time to time parties thereto (the “Lenders”), and THE RENCO GROUP, INC., a New York corporation, as agent for the Lenders (in such capacity, the “Agent”).

WHEREAS, pursuant to Section 4.2.1 of the Credit Agreement the Borrower is required to prepay the Loan and the Discretionary Credit Obligations (as defined in the Credit Agreement) in the amount of the lesser of (a) 75% of Consolidated Excess Cash Flow (as defined in the Credit Agreement) for the 2004 fiscal year of the Borrower or (b) the sum of (i) the amount of the Loan plus (ii) the amount of the Discretionary Credit Obligations then outstanding, which amount the Borrower, the Agent and the Lender agree is equal to $11,078,000 (the “2004 Excess Cash Flow Prepayment”); and

WHEREAS, the Borrower has requested that the Agent and the Lenders waive the requirement to make the 2004 Excess Cash Flow Prepayment, and the Agent and the Lender are willing to grant such waiver but only on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.               Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

2.               Waiver. The Agent and the Lender hereby waive the requirement set forth in Section 4.2.1 of the Credit Agreement that the Borrower make the 2004 Excess Cash Flow Prepayment.

3.               Representations. To induce the Agent and the Lenders to enter into this Waiver, the Borrower ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on even date herewith, and further represents and warrants that (a) no material adverse change has occurred in the financial condition or business prospects of the Borrower since the date of the last financial statements delivered to the Agent and the Lenders, (b) after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing, and (c) the Borrower is fully authorized to enter into this Waiver.

4.               Conditions Precedent. This Waiver shall become effective on the first date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a)          Delivered Documents. On the Effective Date, the Agent shall have received executed originals of:

(i)             this Waiver, executed by a duly authorized officer of each of the Borrower and the Required Lenders; and

(ii)          such other documents or certificates as the Agent or counsel to the Agent may reasonably request.

(b)         No Default. On the Effective Date, and after giving effect to this Waiver, the Borrower shall be in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement and the other Credit Documents on its part to be observed and no Event of Default shall have occurred and be continuing.

5.               Miscellaneous.

(a)          Limited Effect. Except as expressly consented to hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect in accordance with their respective terms, without any consent, amendment, waiver or modification of any provision thereof; provided, however, that upon the Effective Date, all references herein and therein to the “Credit Documents” shall be deemed to include, in any event, this Waiver and all other documents delivered to the Agent or any Lender in connection therewith.  Each reference to the Credit Agreement in any of the Credit Documents shall be deemed to be a reference to the Credit Agreement as waived hereby.

(b)         Reaffirmation. The Borrower hereby expressly reaffirms that it is indebted to the Lenders for the Loan and the Discretionary Credit Obligations, and will make all payments in respect of all principal, interest and other amounts owing under the Credit Agreement and the other Credit Documents in the amounts and, except as expressly waived hereby, at the times required by the Loan Agreement.

(c)          Severability. In case any of the provisions of this Waiver shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Waiver shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(d)         Execution in Counterparts. This Waiver may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Waiver by signing one or more counterparts. Delivery of an executed counterpart of a signature page to this Waiver by facsimile or telecopier shall be effective as delivery of an originally executed counterpart of this Waiver.

(e)          Governing Law. This Waiver shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without giving effect to the conflict of law principles thereof; provided, however, that the Agent and the Lenders shall retain all rights under federal law.

(f)            Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Borrower, the Agent, the Lenders, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with this Waiver or any of the other Credit Documents.

(g)         COMPLETE AGREEMENT. THIS WRITTEN WAIVER AND THE OTHER WRITTEN AGREEMENTS ENTERED INTO AMONG THE PARTIES REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

THE DOE RUN RESOURCES CORPORATION

By:	/s/ David Chaput
Name:	David Chaput
Title:	V.P. Finance, Treasurer & CFO

the Borrower’s Address:
The Doe Run Resources Corporation
1801 Park 270 Drive
Suite 300
St. Louis, Missouri 63146
Telecopy: (314) 453-7178

AGENT AND LENDER:

THE RENCO GROUP, INC., as Agent and Lender

By:	/s/ John A. Binko
Name:	John A. Binko
Title:	Vice President

The Renco Group, Inc.
30 Rockefeller Plaza
New York, New York 10112
Telecopy: (212) 541-6197